    As filed with the Securities and Exchange Commission on October 29, 1999
                                                       Registration No. 333-____
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                        TSI INTERNATIONAL SOFTWARE LTD.
            (Exact Name of Registrant as Specified in Its Charter)

            Delaware                                       06-1132156
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)


                                45 Danbury Road
                          Wilton, Connecticut  06897
                   (Address of Principal Executive Offices)
                             ____________________

                 Novera Software, Inc. 1996 Stock Option Plan
                           (Full Title of the Plan)
                             ____________________

                              Constance F. Galley
                              President and Chief
                               Executive Officer

                        TSI International Software Ltd.
                                45 Danbury Road
                           Wilton, Connecticut 06897
                    (Name and Address of Agent For Service)

                                (203) 761-8600
         (Telephone Number, Including Area Code, of Agent For Service)
                             ____________________

                                  Copies to:

                         Lawrence S. Wittenberg, Esq.
                        Testa, Hurwitz & Thibeault, LLP
                               High Street Tower
                                125 High Street
                          Boston, Massachusetts 02110
                                (617) 248-7000

================================================================================

================================================================================

                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                     Proposed            Proposed
                                                     Maximum             Maximum
Title of Securities           Amount to be        Offering Price         Aggregate           Amount of
 to be Registered              Registered           Per Share         Offering Price      Registration Fee
 ----------------              ----------           ---------         --------------      ----------------
Novera Software, Inc. 1996 Stock Option Plan

TSI International              50,380 shares          $0.49             $ 24,686.20            $  6.87
Software Ltd.                  12,092 shares          $1.71             $ 20,677.32            $  5.75
Common Stock,                 233,863 shares          $1.95             $456,032.85            $126.78
$.01 par value(1)              61,892 shares          $2.44             $151,016.48            $ 41.98

     TOTAL:                   358,227 shares                                                   $181.38
==========================================================================================================

     (1) Based on options to purchase 358,227 shares of TSI International common stock, $.01 par value per share ("Common Stock"), granted as of September 30, 1999 under the Novera Software, Inc. 1996 Stock Option Plan. All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

     This Registration Statement covers an aggregate of 358,227 shares of Common Stock of TSI International Software Ltd. ("TSI") issuable upon exercise of options granted pursuant to the Novera Software, Inc. ("Novera") 1996 Stock Option Plan (the "Novera Plan"). Novera was acquired by TSI on September 30, 1999 pursuant to an Agreement and Plan of Reorganization dated September 30, 1999 (the "Merger Agreement"). Pursuant to the terms of the Merger Agreement, TSI assumed all of the then outstanding options granted under the Novera Plan to purchase an aggregate of 1,801,064 shares of Novera Common Stock which is convertible into an aggregate of 369,142 shares of TSI Common Stock, assuming the exercise of all outstanding options. No additional options or other rights will be granted by TSI under the Novera Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

     The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

Item 2.  Registrant Information and Employee Plan Annual Information.

     The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by TSI International Software Ltd. (the "Company" or the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") are incorporated in this Registration Statement by reference as of their respective dates:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to the Exchange Act on March 3, 1999.

         (b) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1999, filed pursuant to the Exchange Act on May 14, 1999.

         (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1999, filed pursuant to the Exchange Act on August 16, 1999.

         (d) The Registrant's Current Report on Form 8-K/A dated November 13, 1998, filed on January 29, 1999.

         (e) The Registrant's Current Report on Form 8-K dated March 18, 1999, filed on April 1, 1999.

         (f) The Registrant's Current Report on Form 8-K/A dated March 18, 1999, filed on June 1, 1999.

     (g) The Registrant's Current Report on Form 8-K dated September 30, 1999, filed on October 15, 1999.

     (h) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's Registration Statements on Form 8-A filed pursuant to Section 12(g) of the Exchange Act on June 6, 1997.

     All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

     Not applicable.

Item 5.  Interest of Named Experts and Counsel.

     Not applicable.

Item 6.  Indemnification of Directors and Officers.

     As permitted by the Delaware General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by the Delaware General Corporation Law. As permitted by Section 145 of the Delaware General Corporation Law, the Bylaws of the Registrant provide that (i) the Registrant is required to indemnify its directors and executive officers to the fullest extent permitted by the Delaware General Corporation Law; (ii) to the fullest extent permitted by the Delaware General Corporation Law, the Registrant is required to advance all expenses, as incurred, to its directors and executive officers in connection with a legal proceeding (subject to certain exceptions);
(iii) the rights conferred in the Bylaws are not exclusive; (iv) the Registrant may, in its discretion indemnity or advance expenses to persons whom the Registrant is not obligated to indemnify or advance expenses; (v) the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents or any person serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including employee benefit plans; and (vi) the Registrant may not retroactively amend the Bylaw provisions relating to indemnification.

     The Registrant has entered into indemnity agreements with each of its directors and executive officers. The indemnity agreements provide that directors and executive officers will be indemnified and held harmless to the fullest possible extent permitted by law including against all expenses (including attorneys' fees), judgments, fines and settlement amounts paid or reasonably incurred by them in any action, suit or proceeding, including any derivative action by or in the right of the Registrant, on account of their services as directors, officers, employees or agents of the Registrant or as directors, officers, employees or agents of any other company or enterprise when they are serving in such capacities at the request of the Registrant. The Registrant will not be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to proceedings or claims
(i) initiated by the indemnified party and not by way of defense, except with respect to a proceeding authorized by the Board and successful proceedings brought to enforce a right to indemnification under the indemnity agreements; (ii) for any amounts paid in settlement of a proceeding unless the Registrant consents to such settlement;
(iii) on account of any suit in which judgment is rendered against the indemnified party for an accounting of profits made from the purchase or sale by the indemnified party of securities of the Registrant pursuant to the provisions of Section16(b) of the Exchange Act and related laws; (iv) on account of conduct by an indemnified party that is finally adjudged to have been in bad faith or conduct that the indemnified party did not reasonably believe to be in, or not opposed to, the best interests of the Registrant; (v) on account of any criminal action or proceeding arising out of conduct that the indemnified party had reasonable cause to believe was unlawful; or (vi) if a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

     The indemnity agreement requires a director or executive officer to reimburse the Registrant for expenses advanced only to the extent it is ultimately determined that the director or executive officer is not entitled, under Delaware law, the Bylaws, his or her indemnity agreement or otherwise to be indemnified for such expenses. The indemnity agreement provides that it is not exclusive of any rights a director or executive officer may have under the Amended and Restated Certificate of Incorporation, Bylaws, other agreements, any majority-in-interest vote of the stockholders or vote of disinterested directors, the Delaware law, or otherwise.

     The indemnification provision in the Bylaws, and the indemnity agreements entered into between the Registrant and its directors and executive officers, may be sufficiently broad to permit indemnification of the Registrant's directors and executive officers for liabilities arising under the Securities Act.

     The Registrant maintains directors and officers liability insurance with a per claim and annual aggregate coverage limit of $10,000,000.

Item 7.  Exemption From Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit No.    Description of Exhibit
-----------    ----------------------

    4.1* Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Form S-3 dated June 23, 1999 and incorporated herein by reference)

    4.2*       Certificate of Designations of the Registrant (filed as Exhibit
               3.3 to the Registrant's Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference)

    4.3* Bylaws of the Registrant, as amended and restated, effective August 27, 1998 (filed as Exhibit 3.1 to the Registrant's Form 8-K dated September 4, 1998 and incorporated herein by reference)

    4.4* Rights Agreement dated September 2, 1998, between the Registrant and The Bank of New York, as Rights Agent (filed as Exhibit 4.1 to the Registrant's Form 8-K dated September 4, 1998 and incorporated herein by reference)

    4.5       Novera Software, Inc. 1996 Stock Option Plan

    5.1       Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1       Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
              5.1)

   23.2       Consent of KPMG LLP

   24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

__________________
*Previously filed.

Item 9.  Undertakings.

     (a)     The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do
               --------  -------
          not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilton, Connecticut, on the 29th day of October, 1999.

                               TSI INTERNATIONAL SOFTWARE LTD.

                               By:  /s/ Constance F. Galley
                                    --------------------------------
                                    Constance F. Galley
                                    President and Chief Executive Officer

                        POWER OF ATTORNEY AND SIGNATURES

     We, the undersigned officers and directors of TSI International Software Ltd., hereby severally constitute and appoint Constance F. Galley and Ira A. Gerard, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement filed herewith and any and all amendments thereto (including post-effective amendments), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable TSI International Software Ltd. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                    Title(s)                                     Date
---------                                    --------                                     ----
/s/ Constance F. Galley                      President and Chief Executive                October 29, 1999
--------------------------------------       Officer and Director
Constance F. Galley                          (Principal Executive Officer)

/s/ Ira A. Gerard                            Vice President, Finance and                  October 29, 1999
--------------------------------------       Administration, Chief Financial
Ira A. Gerard                                Officer
                                             (Principal Financial Officer and
                                             Accounting Officer)

/s/ Ernest E. Keet                           Director                                     October 29, 1999
--------------------------------------
Ernest E. Keet

/s/ Richard Little                           Director                                     October 29, 1999
--------------------------------------
Richard Little

/s/ James P. Schadt                          Director                                     October 29, 1999
--------------------------------------
James P. Schadt

/s/ Dennis G. Sisco                          Director                                     October 29, 1999
--------------------------------------
Dennis G. Sisco

                               INDEX TO EXHIBITS


Exhibit No.    Description of Exhibit
-----------    ----------------------

    4.1* Amended and Restated Certificate of Incorporation of the Registrant (filed as Exhibit 3.1 to the Registrant's Form S-3 dated June 23, 1999 and incorporated herein by reference)

    4.2*       Certificate of Designations of the Registrant (filed as Exhibit
               3.3 to the Registrant's Form 10-K for the fiscal year ended December 31, 1998 and incorporated herein by reference)

    4.3* Bylaws of the Registrant, as amended and restated, effective August 27, 1998 (filed as Exhibit 3.1 to the Registrant's Form 8-K dated September 4, 1998 and incorporated herein by reference)

    4.4* Rights Agreement dated September 2, 1998, between the Registrant and The Bank of New York, as Rights Agent (filed as Exhibit 4.1 to the Registrant's Form 8-K dated September 4, 1998 and incorporated herein by reference)

    4.5        Novera Software, Inc. 1996 Stock Option Plan

    5.1        Opinion of Testa, Hurwitz & Thibeault, LLP

   23.1        Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit
               5.1)

   23.2        Consent of KPMG LLP

   24.1 Power of Attorney (included as part of the signature page of this Registration Statement)

_________________
*Previously filed